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                                                                     EXHIBIT 3.3

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                         DATA SCIENCES, INC. (Maryland)

                                       BY

                      DATA SCIENCES INCORPORATED (Delaware)

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                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware

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                  DATA SCIENCES INCORPORATED, a corporation formed under the laws of the State of Delaware, desiring to merge DATA SCIENCES, INC. pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

                  FIRST: That DATA SCIENCES INCORPORATED is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was filed in the Office of the Secretary of State on the 19th day of November1968 and a Certificate of Amendment to its Certificate of Incorporation was filed in the Office of the Secretary of State on December 30, 1968.

                  SECOND: That on and prior to the 10th day of April, 1969, DATA SCIENCES, INC. was a corporation formed under the laws of the State of Maryland and its Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Maryland on the 17th day of August 1967.




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                  That on said 10th day of April 1969, DATA SCIENCES
INCORPORATED lawfully owned all the stock of said DATA SCIENCES, INC. and that on that day the Board of Directors of said DATA SCIENCES INCORPORATED, by resolutions duly adopted, determined to merge said DATA SCIENCES, INC. and to assume all of its obligations; said resolutions being as follows:

                  "WHEREAS, this corporation has acquired and now lawfully owns all of the stock of Data Sciences, Inc., a Maryland corporation, and desires to merge said corporation into itself;

                  "NOW, THEREFORE, BE IT RESOLVED, that this corporation merge and it does hereby merge said Data Sciences, Inc., a Maryland corporation, and does hereby assume all of its obligations; and

                  "FURTHER RESOLVED, that the proper officers of this corporation be, and they hereby are, authorized and directed to make and execute, in its name and under its corporate seal, and to file in the proper public offices, a certificate of such ownership, setting forth a copy of these resolutions; and

                  "FURTHER RESOLVED, that upon the effective date of the merger of Data Sciences, Inc., a Maryland corporation, into this corporation, the name of this corporation shall be changed to DSI Systems, Inc.; and

                  "FURTHER RESOLVED, that the officers of this corporation be, and they hereby are, authorized and directed to take such further action as in their judgment may be necessary or proper to consummate the merger provided for by these resolutions."

                  IN WITNESS WHEREOF, said DATA SCIENCES INCORPORATED has caused this Certificate to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed this 10th day of April 1969.

                                DATA SCIENCES INCORPORATED


                                By _______________________________
                                        President
ATTEST:

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         Secretary





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STATE OF NEW YORK       )  SS.:
COUNTY OF NEW YORK      )


                  BE IT REMEMBERED that on this 10th day of April 1969, personally came before me BARRY A. TESSLER, a Notary Public in and for the County and State aforesaid, BENNETT S. LE BOW, President of DATA SCIENCES INCORPORATED, party to the foregoing Certificate, known to me personally to be such, and duly acknowledged the said Certificate to be his act and deed, and that the facts therein stated are true.

                  Given under my hand and seal of office the day and year aforesaid.

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                                            Notary Public